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                                                                   EXHIBIT 21.1

                   SUBSIDIARIES OF DETROIT DIESEL CORPORATION
                                (as of 12/31/96)


                                                             JURISDICTION OF
                                                             INCORPORATION/
    SUBSIDIARY NAME                                          FORMATION
    ---------------                                          ---------------
    Outer Drive Holdings, Inc.                               Delaware
         DD-ACE, Inc.                                        Delaware
         Florida Detroit Diesel-Allison, Inc.                Delaware
         Florida Detroit Diesel-Allison North, Inc.          Delaware
         Hawaii Detroit Diesel-Allison, Inc.                 Delaware
         MDDA, Inc.                                          Delaware
         Outer Drive Holdings-North, Inc.                    Delaware
    DAVCO-DDC, Inc.                                          Delaware
    Detroit Diesel Realty, Inc.                              Michigan
    Detroit Diesel Credit Corporation                        Delaware
    DDR-Holdings Corporation                                 Delaware
         Detroit Diesel Remanufacturing Corporation          Delaware
               Detroit Diesel Remanufacturing-Central, Inc.  Delaware
               Detroit Diesel Remanufacturing-East, Inc.     Delaware
               Detroit Diesel Remanufacturing-South, Inc.    Delaware
               Detroit Diesel Remanufacturing-West, Inc.     Delaware
    Detroit Diesel Export Corporation                        Barbados
    Detroit Diesel of Canada, Ltd.                           Delaware
    VM Holdings, Inc.                                        Delaware
         VM Motori, S.p.A.                                   Italy
         Detroit Diesel Motores do Brasil Ltda.              Brazil
    Detroit Diesel Overseas Distribution Corporation         Delaware
    Detroit Diesel (Suisse) AG SA                            Switzerland
    Detroit Diesel Overseas Corporation                      Delaware
         Mexico Detroit Diesel Allison Corporation           Texas
         Detroit Diesel-Allison de Mexico, S.A. de C.V.      Mexico
         Detroit Diesel Distribution Center, B.V.            The Netherlands
         Detroit Diesel Asia Pte. Ltd.                       Singapore
               Detroit Diesel-Allison (Malaysia) SDN BHD     Malaysia
    Pacific DDA Holdings, Inc.                               Delaware







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